Exhibit 99-1
  Agreement

Cellceutix Corporation

-and-

James M. DeAngelis ("Consultant")

This Agreement (the “Agreement”) is entered into as of May 6, 2009 by and between Cellceutix Corporation (hereinafter “Cellceutix”) a Nevada corporation with a principal place of business at 100 Cummings Park, Suite 151-B, Beverly Massachusetts 01915 and James DeAngelis (hereinafter, “Consultant”), an individual residing at 541 Bellvue Avenue, Unit #1, Newport, RI, 02840 (collectively, the “parties”).

WHEREAS, Consultant has been engaged by Cellceutix to perform certain administrative and financial services for Cellceutix (the "Services"); and

WHEREAS, both parties desire to set out the other terms and conditions under which the Services will be provided.

NOW THEREFORE, the parties agree to the following:

1.  Services.  Consultant will provide continuing advice on financial and administrative matters as specifically requested by Officers of Cellceutix.

2.  Compensation.  As compensation, Consultant will be granted options to purchase 100,000 shares of Cellceutix common stock. The options will be issued as of the date first set forth above and will be issued at a purchase price equal to the average closing bid price of the common stock on its primary exchange for the fifteen successive trading days immediately prior to the date of issue.  The options will be exercisable one year from the date on which they are issued.  All other terms will be the same as those for other options granted by Cellceutix to similarly situated persons, as those terms may be established from time to time.

3.  Confidential Information. All information provided to Consultant by Cellceutix or learned or developed by Consultant in the course of providing Services hereunder will be maintained in confidence by Consultant and used for no purpose other than providing Services hereunder.

4.  Intellectual Property.  Any inventions, whether or not patentable, relating to compounds owned by Cellceutix will be owned solely by Cellceutix and Consultant will disclose to Cellceutix any such invention and will take all steps necessary to assist Cellceutix in obtaining patents or other registrations deemed by Cellceutix to be desirable.

5. Unless earlier terminated as set forth below, the Term of this agreement will be one year from the date first set forth above.  At the end of the Term, the parties will discuss any arrangements that may be desirable for future time periods.  Either party may terminate this Agreement by written notice to the other. Notwithstanding any such termination, all rights and obligations under this Agreement shall survive with respect to any information disclosed prior to the termination and any inventions made prior to termination.  If Consultant terminates this agreement prior to the end of the Term the options will be prorated based on the number of days during which Services were performed.  All other options will be canceled.

6.  Consultant may take on work for other persons provided that the subject matter of that work does not conflict with the Services hereunder.  Consultant.

7.  Consultant will remain an independent contractor and nothing herein shall be construed to establish an employment relationship between Consultant and Cellceutix.

8.  Consultant will be solely responsible for the payment of any taxes due with respect to compensation hereunder.

9. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a writing signed by each of the parties.

10. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

Cellceutix Corporation

by:  Signature:   /s/ George W. Evans
Date  May 6, 2009

Name:  George W. Evans

Title:  Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

Signature:  /s/ James De Angelis
Date:  May 6, 2009

Name:   James DeAngelis